UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2017

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee of the Board of Directors of The Boeing Company (the “Company”) approved a grant of 50,000 restricted stock units (the “Award”) effective July 3, 2017, to Gregory D. Smith, the Company’s Chief Financial Officer and Executive Vice President, Corporate Development & Strategy. The Award was granted in connection with the expansion of Mr. Smith's responsibilities beginning July 1, 2017, at which time he will begin to serve as the Company’s Chief Financial Officer and Executive Vice President, Enterprise Performance & Strategy, as well as in recognition of his performance and as a retention vehicle. The Award will vest 100% and settle in shares of the Company’s common stock on a one-for-one basis on July 3, 2021. The Award was made under the Company’s 2003 Incentive Stock Plan, as amended and restated (the “Plan”), and is subject to the terms and conditions set forth in the Plan and the Notice of Terms of Supplemental Restricted Stock Units, the form of which is filed as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Notice of Terms of Supplemental Restricted Stock Units
99.1	Press Release dated June 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
(Registrant)

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary

Date:	June 28, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Notice of Terms of Supplemental Restricted Stock Units
99.1	Press Release dated June 28, 2017